UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

April 19, 2005

APOGEE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10456	04-3005815
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

129 Morgan Drive Norwood, Massachusetts 02062 (781) 551-9450
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01         CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT and

ITEM 4.02          NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

                On April 19, 2005, Apogee Technology, Inc. (“Apogee”) filed a Current Report on Form 8-K reporting information under Item 2.02, Results of Operations and Financial Condition, Item 4.01, Changes in Registrant’s Certifying Accountant, and Item 4.02, Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review, together with associated exhibits (the “Initial Report”).

Apogee provided its former independent registered public accountants, Anchin, Block & Anchin, LLP (“Anchin”) with a copy of its disclosures prior to filing the Initial Report with the Securities and Exchange Commission. Apogee requested that Anchin and/or Yohalem Gillman & Co., LLP (“Yohalem”), which firm had been the Company’s independent registered public accountants until January 2005, when it became part of Anchin, furnish it with a letter addressed to the Securities and Exchange Commission stating whether Anchin and/or Yohalem agreed with the statements made by Apogee in the Initial Report pursuant to Items 4.01 and 4.02, and, if not, stating the respects in which they did not agree.  Apogee is hereby filing the respective response letters from Anchin and Yohalem, which it received on April 22, 2005, with the Securities and Exchange Commission by way of this amendment.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits.

7.1	Letter from Yohalem, Gillman & Co., LLP, dated April 22, 2005.
7.2	Letter from Anchin, Block & Anchin, LLP, dated April 22, 2005.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE TECHNOLOGY, INC.

Dated: April 22, 2005	By:	/s/ Herbert M. Stein
Herbert M. Stein
President, Chief Executive Officer and
Chairman of the Board